Shares Pledge Agreement

This Agreement was signed by both parties in Xi’an, the People’s Republic of China (“PRC”) on 25th September, 2008.

Pledger (hereinafter referred to as Party A):
Pu Jun, ID number: 610113197305172133
Zhang Yong, ID number: 610404196907211075

Pledgee (hereinafter referred to as Party B) : Xi’an Huifeng Bio-Technic Inc.
Registered Address: 16B/F, Ruixin Bldg, Gaoxin RD, Xi’an, PRC.

Whereas:

1. Since the date when this agreement is signed, the members of Party A is the shareholder of XI’AN QINBA XINTONG MEDICAL LTD., Pu Jun holds 50% and Zhang Yong holds 50% of the equity of XI’AN QINBA XINTONG MEDICAL LTD.,

2. Party B is a wholly foreign-owned enterprise established under the laws of PRC, and registered at Administration of Industry and Commerce Bureau of Xi’an, with the legally valid business license number: 002469 Shaanxi;

3. XI’AN QINBA XINTONG MEDICAL LTD, is a sole proprietorship enterprise established in accordance with the laws of P.R.C., and registered at Administration of Industry and Commerce Bureau of Xi’an. It legally exists to date, with the legally valid business license No.6101001401713.

4. XI’AN QINBA XINTONG MEDICAL LTD., and Party B have signed the Entrusted Management Agreement dated 25th September, 2008. The management of XI’AN QINBA XINTONG MEDICAL LTD., is entrusted to Party B. In order to protect the interests of Party B, Party A agrees to pledge 100% of the shares of XI’AN QINBA XINTONG MEDICAL LTD, which they own to Party B.

5. Party B accepts the pledge by Party A of all of the issued and outstanding shares of owned by Party A which consists of 100% of all issued and outstanding shares of XI’AN QINBA XINTONG MEDICAL LTD.

Therefore, in accordance with applicable laws and regulations of the People’s Republic of China, the Parties hereto reach the Agreement through friendly negotiation in the principle of equality and mutual benefit.

Article 1 Guaranteed Obligations

The shares are being pledged to guarantee all of the rights and interests Party B is entitled to under the Transaction Documents.

Article 2 Pledged Properties

The pledged properties are 100% of the issued and outstanding shares of XI’AN QINBA XINTONG MEDICAL LTD. that are currently held by Party A.

Article 3 Scope of Guaranteed Obligations

The scope of the guaranteed obligations is all rights and interests Party B is entitled to in accordance with all the Transaction Documents.

Article 4 Pledge Procedure and Registration

Party A shall, within 10 days after the date of this Agreement, process the registration procedures with Xi’an Administration for Industry and Commerce concerning the pledged shares.

Article 5 Transfer of Pledged Shares

Party A shall not transfer any of the pledged shares without the written permission of Party B during the term of this agreement.

Article 6 Effectiveness, Modification and Termination

6.1 This Agreement shall go into effect when it is signed by Party A and the authorized representatives of the Parties with seals affixed;

6.2 Upon the effectiveness of this Agreement and unless otherwise agreed upon in writing by the parties hereto, neither party may modify or terminate this Agreement. Any modification or termination shall be in writing after both parties’ consultations. The provisions of this Agreement remain binding on both parties prior to any written agreement on modification or termination.

Article 7 Governing Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

Article 8 Liability for Breach of Agreement

Upon the effectiveness of this Agreement, the Parties hereto shall perform her respective obligations under the Agreement. Any failure to perform the obligations stipulated in the Agreement, in part or in whole, shall be deemed breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of the breach.

Article 9 Settlement of Dispute

The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute arises, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with its rules. The arbitration shall take place in Beijing. The arbitration award shall be final, conclusive and binding upon both parties.

Article 10 Severability

10.1 Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

10.2 In the event of the foregoing paragraph, the parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 11 Miscellaneous

11.1 The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation of the provisions of this Agreement.

11.2 The Agreement shall be executed in six copies, both in Chinese and English. Party A holds two Chinese and two English originals, Party B holds one Chinese and one English original, and the remaining shall be kept for completing relevant procedures. Each copy shall have equal legal force. In the event of any conflict between the two versions, the Chinese version shall prevail.

11.3 In witness hereof, the Parties hereto have executed this Agreement on the date ascribed in the first page.

[No Text Below, Signature Page Only]

Party A:	/s/ Pu Jun	(Attached with ID copy)

	/s/ Zhang Yong	(Attached with ID copy)

Party B:	Xi’an Huifeng Bio-Technic Inc. (seal)

Legal representative (signature):

/s/ Jing’an Wang